UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 12, 2007

AIR BROOK AIRPORT EXPRESS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

33-9218	22-2742564
(Commission File Number)	(IRS Employer Identification No.)

115 West Passaic Street, Rochelle Park., New Jersey	07662
(Address of Principal Executive Offices)	(Zip Code)

(201) 843-6100

(Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 1.02 - TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
Pursuant to agreements entered into in 1991 and 1993 between Air Brook Limousine, Inc. (“ABL”) and the Company (and its wholly owned subsidiary, A.B. Park & Fly, Inc.), ABL agreed to perform the various business functions of the Company for which ABL agreed to pay the Company a fee. The agreements are cancelable at will by ABL (and upon 90 days prior notice by the Company). ABL has notified the Company that it has experienced extraordinary increases in the cost of performing the agreements and advised the Company of its intention to cancel the agreements.

As part of a settlement of issues, the Company entered into an Agreement and Plan of Reorganization dated March 8, 2007, pursuant to, among other things, the Company has agreed that its wholly owned subsidiary A.B. Park & Fly, Inc. would be merged with and into a wholly owned subsidiary of ABL, wherein the separate existence of A.B. Park & Fly, Inc. would cease, in consideration for which ABL has agreed to deliver to the Company 150,000 shares of the Common Stock of the Company, currently held by ABL, which the Company would cancel as outstanding shares.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(c) The following exhibit is being filed herewith:

Exhibit Number	Description of Document
Exhibit- 1	Agreement and Plan of Reorganization dated March 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Air Brook Airport Express, Inc.

Date: March 12, 2007	By:	/S/ Donald M. Petroski
Donald M. Petroski, President